UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 22, 2013

Congaree Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

333-131931	20-3863936
(Commission File Number)	(IRS Employer Identification No.)

1201 Knox Abbott Drive, Cayce, South Carolina	29033
(Address of principal executive offices)	(Zip Code)

(803) 794-2265
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers.

On November 22, 2013, Congaree Bancshares, Inc. (the “Company”) and its wholly-owned subsidiary bank, Congaree State Bank (the “Bank”) entered into amended and restated employment agreements with Charles A. Kirby, Charlie T. Lovering, and Stephen P. Nivens.

The amended and restated employment agreement with Mr. Kirby replaces the existing agreement that was previously filed as an exhibit to an SEC Form 8-K filed on October 26, 2010. Section 3(e) of Mr. Kirby's agreement was amended to provide that the death benefits from a $1 million term life insurance policy purchased by the Bank will be split evenly between the Bank and Mr. Kirby’s heirs. Section 4(d) of Mr. Kirby's agreement was amended to provide a retirement benefit in the amount of $75,000, payable as a lump sum within 60 days of the date of retirement, should he retire after providing the Board with at least 24 months prior written notice. Section 4(e)(i) of Mr. Kirby's agreement was amended to provide that, following a termination of employment with good reason or without cause within two years following a Change in Control, Mr. Kirby will receive severance compensation in an amount equal to 100% of his highest monthly base salary over the 60-month period prior to the date of termination for 24 months following the date of such termination. Section 4(e)(ii) of Mr. Kirby's agreement was amended to provide that should Mr. Kirby elect to continue participation in the Bank's group health plan under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for the legally required COBRA period following a termination of employment, he will be obligated to pay the portion of the full COBRA cost of the coverage equal to an active employee’s share of premiums for such coverage. Any share of premiums paid by the Bank will be treated as taxable income to Mr. Kirby. In addition, if the Bank’s insurance carriers’ consent to extend to Mr. Kirby life, disability and accidental death insurance, then the Bank has also agreed to continue such coverage for Mr. Kirby for a period equal to the legally required COBRA period, provided that there is no adverse consequence for doing so to the group health plan or the Bank. These amendments to Section 4(e)(ii) were made for compliance with Section 105(h) of the Health Care Reform Act.

The amended and restated employment agreement with Mr. Lovering replaces the existing agreement dated February 15, 2006, as amended during the second half of 2007 and on October 20, 2010. Section 4(e)(i) and Section 4(e)(ii) of Mr. Lovering’s agreement concerning cash severance and continuing health care coverage and life, disability, and accidental death coverage following a termination of employment with good reason or without cause within two years following a Change in Control was amended in a manner identical to Mr. Kirby’s agreement described above.

The amended and restated employment agreement with Mr. Nivens replaces the existing agreement dated September 14, 2006, as amended during the second half of 2007 and on October 20, 2010. Section 4(e)(i) and Section 4(e)(ii) of Mr. Nivens’ agreement concerning continuing cash severance and health care coverage and life, disability, and accidental death coverage following a termination of employment with good reason or without cause within two years following a Change in Control was amended in a manner identical to Mr. Kirby’s agreement described. In addition Section 4(f) of Mr. Nivens’ agreement was amended to provide that if his employment is terminated without cause before a Change in Control or more than two years after a Change in Control, he will be entitled to severance equal to 12 months of his then base salary.

The foregoing summary of the material features of these employment agreements is qualified in its entirety by reference to the provisions of the agreements, which are attached as Exhibits 10.1 - 10.3 to this report, and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Exhibit

10.1	Charles A. Kirby Amended and Restated Employment Agreement dated November 22, 2013.
10.2	Charlie T. Lovering Amended and Restated Employment Agreement dated November 22, 2013.
10.3	Stephen P. Nivens Amended and Restated Employment Agreement dated November 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONGAREE BANCSHARES, INC.

By: /s/ Charlie T. Lovering
Name: Charlie T. Lovering
Title: Chief Financial Officer

Dated: November 27, 2013

EXHIBIT INDEX

Exhibit Number	Description

10.1	Charles A. Kirby Amended and Restated Employment Agreement dated November 22, 2013.

10.2	Charlie T. Lovering Amended and Restated Employment Agreement dated November 22, 2013.

10.3	Stephen P. Nivens Amended and Restated Employment Agreement dated November 22, 2013.